Exhibit 99.1

Press Release

Uniroyal Global Engineered Products, Inc. Announces 1-For-5 Reverse Stock Split

SARASOTA, FL, January 27, 2020 -- Uniroyal Global Engineered Products, Inc. (OTCQB:UNIR), a manufacturer of coated fabrics, today announced that it filed a Certificate of Amendment to its Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada to effect a 1-for-5 reverse stock split of shares of the Company’s common stock, par value $0.001 per share. Such amendment and ratio were previously approved by the Company’s stockholders and board of directors on June 5, 2019. The reverse stock split is intended to provide a capital structure that may facilitate further potential business and financing transactions and also increase the trading price of the Company’s common stock. The reverse stock split does not have any impact on the voting and other rights of stockholders and will have no impact on the Company’s business operations or any of its outstanding indebtedness.

The reverse stock split is scheduled to take effect after the market closes on January 31, 2020 or such other date determined by the Company’s Chief Executive Officer once the Company receives authorization from FINRA regarding the stock split (the “Effective Date”). Shares of the Company’s common stock are expected to begin trading on a split-adjusted basis on the next business day after the Effective Date. As a result of the reverse stock split, every five (5) shares of the Company’s pre-reverse-split common stock will be combined and reclassified into one (1) share of common stock in the same class of common stock as was held prior to the Effective Date. Trading in the common stock will continue on the OTC under the ticker symbol “UNIR,” but the stock will be assigned a new CUSIP number to distinguish stock certificates issued after the Effective Date.

No fractional shares will be issued in connection with the reverse stock split. Stockholders who would otherwise hold a fractional share of the Company’s common stock will receive payment in cash in lieu of any such resulting fractional shares of common stock, as the post-reverse-split amounts of common stock will be rounded down to the nearest full share. Such cash payment in lieu of a fractional share of common stock will be calculated by multiplying such fractional interest in one share of common stock by the trading price of the Company’s common stock in the last transaction reported immediately preceding the Effective Date and rounded to the nearest cent.

Stockholders of record will be receiving information from the Company’s transfer agent, Continental Stock Transfer, regarding their share ownership following the reverse stock split and any payments of cash in lieu of fractional shares, if applicable.

About Uniroyal Global Engineered Products, Inc.

Uniroyal Global Engineered Products, Inc. (UNIR) is a leading manufacturer of vinyl-coated fabrics that are durable, stain resistant, cost-effective alternatives to leather, cloth and other synthetic fabric coverings. Uniroyal Global Engineered Products, Inc.’s revenue in 2018 was derived 66.2% from the automotive industry and approximately 33.8% from the recreational, industrial, indoor and outdoor furnishings, hospitality and healthcare markets. Our primary brand names include Naugahyde®, BeautyGard®, Flame Blocker™, Spirit Millennium®, Ambla®, Amblon®, Velbex®, Cirroflex®, Plastolene® and Vynide®.

Forward-Looking Statements:

Except for statements of historical fact, certain information contained in this press release constitutes forward-looking statements, including, without limitation, statements containing the words “believe,” “expect,” “anticipate,” “intend,” “should,” “planned,” “estimated” and “potential” and words of similar import, as well as all references to the future. These forward-looking statements are based on Uniroyal Global Engineered Products, Inc.’s current expectations. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance and that a variety of factors could cause the Company´s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company´s forward-looking statements. The risks and uncertainties which may affect the operations, performance, development and results of the Company´s business include, but are not limited to, the following: uncertainties relating to economic conditions, uncertainties relating to customer plans and commitments, the pricing and availability of equipment, materials and inventories, currency fluctuations, technological developments, performance issues with suppliers, economic growth, delays in testing of new products, the Company’s ability to successfully integrate acquired operations, the Company’s dependence on key personnel, the Company’s ability to protect its intellectual property rights, the effectiveness of cost-reduction plans, rapid technology changes and the highly competitive environment in which the Company operates. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Uniroyal Global Engineered Products, Inc. Public Relations:

TTC Group, Inc.

Vic Allgeier, 646-290-6400

vic@ttcominc.com